Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each person whose signature appears below constitutes and appoints Mario Calastri and Harold G. Barksdale his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 and any and all amendments (including post-effective amendments) and supplements to this Registration Statement or any subsequent registration statement and all amendments thereto Tyco Electronics Group S.A. may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Dated and effective as of the 18th of July 2016.

Signature	Title

/s/ Mario Calastri	Director
Mario Calastri	(Principal Executive Officer)

/s/ Fabienne Roger-Eck	Controller
Fabienne Roger-Eck	(Principal Financial and Accounting Officer)

/s/ Harold G. Barksdale	Director and Authorized Representative
Harold G. Barksdale	in the United States

/s/ Jörg Casparis	Director
Jörg Casparis

/s/ Jürg Frischknecht	Director
Jürg Frischknecht

/s/ Sarah Kouider Huot de Saint Albin	Director
Sarah Kouider Huot de Saint Albin

/s/ Magnus Svensson	Director
Magnus Svensson